Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We consent to the use in the Prospectus constituting part of this Pre-Effective Amendment Number 2 to Registration Statement No. 333-166320 to Form S-1 of our report dated April 16, 2010 on the consolidated balance sheet of Campbell & Company, Inc. as of December 31, 2009, which appears in such Prospectus. We also consent to the statements with respect to us as appearing under the heading “Experts” in the Prospectus.
/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.
Hunt Valley, Maryland
July 14, 2010